EXHBIT 10 (NNN)

CERTAIN ANNOTATIONS AND EXPLANATIONS MAY HAVE BEEN ADDED BY MANAGEMENT TO ENHANCE CLARITY. SEE THE FOLLOWING CHARACTER FOR SUCH ADDITIONS (' " "). SOME PUNCTUATION MAY HAVE BEEN MODIFIED IN RECOGNITION OF CERTAIN DIFFERENCES BETWEEN FRENCH AND ENGLISH GRAMMAR.

         LETTER OF OFFER OF A LOAN GUARANTEE DATED JUNE 9, 1999, FROM GARANTIE-QUEBEC (SUCCESSOR TO THE RIGHTS OF THE SOCIETE DE DEVELOPPEMENT INDUSTRIEL DU QUEBEC, LOIS DU QUEBEC 1971 ' CHAP. 64) PREVIOUSLY KNOWN IN ENGLISH AS THE QUEBEC INDUSTRIAL DEVELOPMENT SOCIETY (QIDC), A CORPORATION WHOLLY-OWNED BY THE GOVERNMENT OF QUEBEC. (HEREINAFTER REFERRED TO AS "GQ")

                            OFFER OF A LOAN GUARANTEE

   File 52926

   BY: GARANTIE-QUEBEC, (successor to the rights of the Societe de Developpement Industriel du Quebec, LOIS DU QUEBEC 1971 ' Chap. 64) legal entity, duly incorporated under the LOI SUR INVESTISSEMENT-QUEBEC and SUR GARANTIE-QUEBEC, Chap. 17 of the LOIS DU QUEBEC of 1998, having its head office located at 1200 de l'Eglise Road, Suite 500, Sainte-Foy, Quebec, G1V 5A3, and having a place of business located at 2001, McGill College Avenue, 9th Floor, Montreal, Quebec, H3A 1G1, hereinafter referred to as "GQ".

   TO: TIREX CANADA R&D INC., body politic and corporate duly incorporated and having its principal place of business located at 73828 St. Patrick Street, Montreal, Quebec, H4E 1A4, hereinafter referred to as "the Company".

   1.    LOAN GUARANTEE

           1.1 GQ offers to the Company a guarantee, hereinafter referred to as the "Guarantee", in the form of a security bond equal to 80% of the net loss on a loan, to a maximum amount of Seven Hundred and Fifty thousand dollars CDN' ($750,000), hereinafter referred to as the "Loan", granted by the Bank of Nova Scotia, hereinafter referred to as the "Lender", to the Company. The Loan serves specifically to finance refundable tax credits for scientific research and experimental development, as estimated by GQ, relative to the fiscal year of the Company ending June 30, 1999, hereinafter referred to as the "Tax Credits".

           1.2 For purposes of the Guarantee, the net loss is defined as being the sum of interest and capital of the Loan which are the object of a Guarantee Certificate according to Article 3 hereunder, plus accumulated interest for a maximum period of three (3) months from the date of the calling (hereinafter referred to as the "Calling")' of the Loan, after deducting the net proceeds of security offered as guarantee of the repayment of the Loan, it being understood, however, that the accumulated interest as of and from the date of Calling can never exceed, in the net loss calculation, ten per cent (10%) of the balance of capital of the Loan at the time its Calling.

   2.    DURATION OF THE GUARANTEE

           The Guarantee will become null and void between the Company and GQ, the latter being thus liberated from its obligations toward the Company with respect to the Guarantee, as of the earliest of the following dates:

           2.1      June 30, 2001;

           2.2 The date of total reimbursement of the Loan (including interest and all accessory charges).

CERTAIN ANNOTATIONS AND EXPLANATIONS MAY HAVE BEEN ADDED BY MANAGEMENT TO ENHANCE CLARITY. SEE THE FOLLOWING CHARACTER FOR SUCH ADDITIONS (' " "). SOME PUNCTUATION MAY HAVE BEEN MODIFIED IN RECOGNITION OF CERTAIN DIFFERENCES BETWEEN FRENCH AND ENGLISH GRAMMAR.

   3.    COMMITMENTS ESSENTIAL TO PUT THE GUARANTEE INTO EFFECT

           3.1 Before putting the Guarantee into effect:

                    3.1.1 The Lender must have received from GQ a loan guarantee certificate (hereinafter referred to as the "Loan Guarantee Certificate")', which will be issued to the Lender once the conditions stipulated in sub-paragraphs 3.1.2 and following have been accomplished to GQ's satisfaction; this Loan Guarantee Certificate will permit the Lender to disburse an amount representing up to Eighty percent (80%) of the portion of the Loan serving to finance the Tax Credits estimated for the financial year covered by this Offer.

                  3.1.2 The Company must have granted to the Lender all securities required by the Lender for the purpose of guaranteeing the reimbursement of the amounts or obligations which are due to or which may become due to the Lender under the Loan and appearing in the "Declaration by the Lender", the latter forming an integral part of the "Application for Guarantee".

                  3.1.3 The Company must have signed a loan agreement with the Lender containing in particular:

                  3.1.3.1 Provisions to the effect that the Company must reimburse the Lender as of the earliest of the following dates:

                                    3.1.3.1.1   the date of filing of the
                                                Company's Declaration of Revenue
                                                (Tax Return)', if there is, at
                                                such time, an offset against Tax
                                                Credits receivable of payable
                                                income taxes;

                                    3.1.3.1.2   the date on which the Company is
                                                expected to file its Declaration
                                                of Revenue (Tax Return)', if
                                                such filing has not yet
                                                effectively been filed;

                                    3.1.3.1.3   The thirtieth (30th) day
                                                preceding the Guarantee's
                                                expiration date.

                  3.1.3.2 An article to the effect that the Company undertakes to apply any cheque or any amount received with respect to refundable Tax Credits or any future Tax Credit, uniquely to the reduction of the balance of the Loan, in default of which, the Loan will become payable by the Company within ten (10) days following such a default.

                           3.1.3.3 An article to the effect that Loan will become payable by the Company within ten
                                    (10) days of any default or non-respect by the latter of its undertakings or obligations under this Offer or any amendment thereto, as the case may be.

                           3.1.3.4  An article to the effect that the
                                    disbursements of the Loan will not exceed seventy-five percent (75%) of the amount of the refundable Tax Credits; for this purpose, the Lender must obtain from the Company, prior to each disbursement of the Loan, a declaration confirming to the Lender the amount of scientific research and experimental development expenses as well as the amount of refundable tax credits earned in the course of the period preceding the request for disbursement.

                           3.1.3.5 An article to the effect that prior to making any disbursement under this Loan, the Company must obtain a universal hypothec on all debts and accounts receivable, whether present or future, and register hypothec with the REGISTRE DES DROITS PERSONNELS ET REELS MOBILIERS after March 9, 1999.

                  3.1.4 The Company must have provided GQ with the following annexes, namely: 'AUTORISATION D'ECHANGE DE RENSEIGNEMENTS AVEC REVENU QUEBEC', 'AUTORISATION D'ECHANGE DE RENSEIGNEMENTS AVEC REVENU CANADA' and 'AUTORISATION AVEC REVENU CANADA D'ENVOI DE CHEQUES D'IMPOT AU BUREAU DE GARANTIE-QUEBEC'.

CERTAIN ANNOTATIONS AND EXPLANATIONS MAY HAVE BEEN ADDED BY MANAGEMENT TO ENHANCE CLARITY. SEE THE FOLLOWING CHARACTER FOR SUCH ADDITIONS (' " "). SOME PUNCTUATION MAY HAVE BEEN MODIFIED IN RECOGNITION OF CERTAIN DIFFERENCES BETWEEN FRENCH AND ENGLISH GRAMMAR.

         3.2      Prior to each subsequent putting into effect of the Guarantee:

                  3.2.1 The Company must transmit a 'DEMANDE DE MISE EN VIGUEUR DE LA GARANTIE' (Request to Give Effect to the Guarantee)' using the form prescribed for this purpose, accompanied by an Accountant's Report respecting the scientific research and experimental development expenses prepared by the Company's external auditors, or any other justification document acceptable to GQ, attesting to the amount of scientific research and experimental development expenses incurred for each of the fiscal year of the Company covered by the present Offer.

                  To the extent that GQ is satisfied with the documents referred to in 3.2.1, GQ will issue in favour of the Lender a Guarantee Certificate permitting the Lender to disburse the balance of the Loan serving to finance the refundable Tax Credits for the financial year concerned.

4.       OBLIGATIONS OF THE COMPANY

         4.1 From the date of acceptance (hereinafter referred to as the "Date of Acceptance") of the present Offer, and for the entire duration of the Guarantee and until complete payment of any sum which could become due to GQ by the Company by virtue of these presents or by virtue of any Guarantee Certificate, the Company commits itself to:

                  4.1.1 provide audited annual financial statements within ninety (90) days of the end of the fiscal year, provide equally, upon request, its semi-annual financial statements, the financial statements of its subsidiaries and, as the case may be, its consolidated financial statements or any other financial statement required by GQ, and this within the time delays prescribed by GQ;

                  4.1.2 transact on a commercial basis and at arm's length in its commercial dealings with all persons;

                  4.1.3 to not provide loans or advances or any other form of financial assistance to associated companies, within the meaning of the Income Tax Act, nor to provide them with investments, guarantees, nor effect with them transactions outside of the normal course of business;

                  4.1.4 to neither liquidate nor dissolve itself without the prior written consent of GQ;

                  4.1.5 to inform GQ and the Lender as received of any refund of Tax Credits or as of when the Company will have become aware of any compensation at source through the initiative of Revenue Canada or Revenue Quebec or of any compensation through the initiative of the Company;

                  4.1.6 to put into place and maintain an accounting system permitting the identification by project of scientific research and experimental development expenses;

                  4.1.7 to maintain a document system respecting scientific research and experimental development projects and activities acceptable to the fiscal authorities.

                  4.1.8 to provide to GQ, upon written request by GQ, and within the time delays prescribed for such requests, any information and any document which GQ would judge useful and pertinent to the application of the Guarantee, to the Tax Credits and to the 'REGLEMENT SUR LE PROGRAMME D'AIDE AU FINANCEMENT DES ENTREPRISES' (Regulation on Assistance Program for Financing of Enterprises)';

                  4.1.9 to provide to GQ, as filed or as received, all tax returns, all Notices of Assessment as well as all correspondence related to refundable Tax Credits contemplated by the present Offer.

                  4.1.10 obtain GQ's written consent prior to declaring or paying any dividend on one or several categories of shares.

                  4.1.11 maintain a long term debt to equity ratio lower than 2.5/1, it being understood that equity includes loans granted to the Company which do not require any reimbursement on the capital over the next five (5) years as well as eventual shareholders' subscriptions to any category of shares. All subordinated advances made by the shareholders; deferred grants from Federal, Provincial or Municipal government bodies;

CERTAIN ANNOTATIONS AND EXPLANATIONS MAY HAVE BEEN ADDED BY MANAGEMENT TO ENHANCE CLARITY. SEE THE FOLLOWING CHARACTER FOR SUCH ADDITIONS (' " "). SOME PUNCTUATION MAY HAVE BEEN MODIFIED IN RECOGNITION OF CERTAIN DIFFERENCES BETWEEN FRENCH AND ENGLISH GRAMMAR.

                           as well as all other entry of a similar nature are also included in the calculation of net shareholders' equity. All deferred costs, unpaid goodwill, evaluation surplus, loans granted or secured by governmental organizations and other entries of a similar nature will be subtracted. Research costs and other intangibles which will have been capitalised and which were not paid for in cash by the Company will be reduced from the net equity calculation.

                  4.1.12 apply without delay any cheque or amount that the Company should receive as refundable Tax Credits or future Tax Credits solely toward reducing the Loan.

                  4.1.13 produce and file with the appropriate fiscal authorities, any Income Tax Declaration and/or any other document required to enable the receipt of refundable Tax Credits or any future Tax Credit.

5.       EVENTS OF DEFAULT

         5.1 Notwithstanding any disposition to the contrary contained in the present Offer and even if the conditions have been respected, GQ reserves the right to annul any part of the Guarantee not put into effect or to defer the putting into effect (of the Guarantee)', at its discretion, and the Company commits itself to reimburse upon demand the Loan plus interest, fees and accessory costs in the following cases which constitute events of default:

                  5.1.1 if the Company, without having obtained the prior written consent of GQ, moves a substantial portion of its assets outside of Quebec;

                  5.1.2 if the Company cedes its assets, is put under trusteeship under the terms of the BANKRUPTCY AND INSOLVENCY ACT (L.R.C.(1985), Chapter B-3), makes a proposal to its creditors or commits an act of bankruptcy under the terms of the said law, or if the Company is under order to liquidate its assets under the terms of the LAW RESPECTING THE DISSOLUTION OF COMPANIES (L.R.Q., Chapter 14), or any other law to the same effect, or if the Company is insolvent or on the point of becoming insolvent or if the Company does not maintain its legal existence or if the financial situation deteriorates to the point of jeopardizing the survival of the Company;

                  5.1.3 if the Company avails itself of the dispositions of the law facilitating certain transactions between the Company and its creditors. (L.R.C. (1985) Chapter c-36) (SIMILAR TO US CHAPTER 11 - REORGANIZATION)

                  5.1.4 if the Company loses 40% of its qualification for refundable tax credits with respect to salary costs by virtue of the Income tax Act, or its qualification for refundable Tax Credits respecting scientific research and experimental development Tax Credits by virtue of the INCOME TAX ACT or according to the REGLEMENT SUR LE PROGRAMME D'AIDE AU FINANCEMENT DES ENTREPRISES (Assistance Program for Financing of Enterprises Regulation)';

                  5.1.5 if there is a change in control of the Company, not previously authorized by GQ, a DE FACTO change of control of the Company, or a change in the nature of its operations;

                           It is to be understood with respect to control, the holding of a number of voting shares sufficient to elect a majority of the Directors of the Company. It is to be understood by DE FACTO control, the holding of such shares (voting)' by one or more physical persons giving the control through the intermediary of one or more legal persons to one or the other of the shareholders of the Company;

                           In the event of the the death of the controlling and majority shareholder, the transfer of the deceased's shareholdings to his or her heirs will be presumed to not constitute a change in the ultimate control of the Company, provided that said control remains with the deceased's legal heirs.

                  5.1.6 if there is an interruption of business affairs or a liquidation of the Company's assets;

                  5.1.7 if, at any time, the Company is party to litigation or to judicial procedures before a court of justice or a tribunal, a commission or government agency, or with Revenue Canada or Revenue Quebec, without having revealed these matters to GQ;

CERTAIN ANNOTATIONS AND EXPLANATIONS MAY HAVE BEEN ADDED BY MANAGEMENT TO ENHANCE CLARITY. SEE THE FOLLOWING CHARACTER FOR SUCH ADDITIONS (' " "). SOME PUNCTUATION MAY HAVE BEEN MODIFIED IN RECOGNITION OF CERTAIN DIFFERENCES BETWEEN FRENCH AND ENGLISH GRAMMAR.

                  5.1.8 in case of fraud, false declarations or falsification of documents submitted to GQ or to the Lender, by the Company or its representatives;

                  5.1.9 if the Company defaults in fulfilling any of the conditions and clauses of the present Offer, of the Loan Agreement between the Company and the Lender, of any other document accessory to the Loan and any amendment of these, as the case may be.

5.2 Notwithstanding any disposition to the contrary contained in the present Offer, and even if the conditions have been respected, GQ reserves the right to annul any unissued part of the loan guarantee or to defer its putting into effect, at its sole discretion, in the following cases:

         5.2.1 if the Company hasn't presented to GQ any request for disbursement of the Loan, supported by justifying documents required by GQ within six (6) months of the Date of Acceptance of the present Offer;

         5.2.2 if, in the opinion of GQ, there has been an important unfavourable change in the financial situation of the Company.


6.       GENERAL TERMS AND CONDITIONS

         6.1 This contract will be governed by the laws (of the Province)' of Quebec and, in case of dispute, only the courts (of the province)' of Quebec will have jurisdiction. In addition, this Offer is subject to the application of the terms and conditions enunciated in the LOI SUR INVESTISSEMENT-QUEBEC ET SUR GARANTIE-QUEBEC and its regulations.

         6.2 By its acceptance of the present Offer, the Company declares that all information conveyed to GQ or to the Lender which gave rise to the present Offer is exact, complete and true.

         6.3 The Company cannot cede or transfer the rights conferred upon it under the terms of the present Offer without the prior written consent of GQ.

         6.4 By accepting this Offer, the Company consents that a public announcement be made by GQ, communicating the following information: the name and address of the Company, the nature of the Company and the amount of the Guarantee.

         6.5 If the Company wishes to officially announce a project related to the present Offer, make public the financial intervention of GQ, or proceed to an official opening, the Company must inform GQ fifteen (15) days in advance, so as to permit GQ to participate.

         6.6 The Company commits itself to pay all expenses related to the preparation, execution and registration, if applicable, of the documents required to give effect to the present Offer and any amendments thereto.

         6.7 GQ and its representatives can, without prior notice to the Company, enter the premises of the Company during normal business hours for purposes of conducting audits deemed useful or necessary.

         6.8 For purposes of the present Offer, all notices must be sent in writing by certified mail, registered mail or hand delivery. Notices originating from GQ will be sent to the head office of the Company, to the attention of the authorized representative who will sign the present Offer for and in the name of the Company. All notices originating from the Company or its shareholders will be sent to GQ, at its head office, to the attention of the Secretary. All notices will be deemed to have been received the date of their delivery in the case of hand delivery, or the third working day following the date of mailing in the case of certified or registered mail.

7.       FEES

         The present Offer is subject to the payment of Guarantee fees equal to two (2%) of the amount of the Loan, to wit fifteen thousand dollars (CDN.)' ($15,000) as well as management fees (hereinafter called the "Commitment Fee" of one (1%) of the amount of the Loan, to wit seven thousand five hundred dollars (CDN.)' ($7,500) and to the payment of the Federal Goods and Services Tax (GST)' five hundred and twenty-five

CERTAIN ANNOTATIONS AND EXPLANATIONS MAY HAVE BEEN ADDED BY MANAGEMENT TO ENHANCE CLARITY. SEE THE FOLLOWING CHARACTER FOR SUCH ADDITIONS (' " "). SOME PUNCTUATION MAY HAVE BEEN MODIFIED IN RECOGNITION OF CERTAIN DIFFERENCES BETWEEN FRENCH AND ENGLISH GRAMMAR.

         dollars (CDN.)' ($525) and of the Quebec Sales Tax (QST)' six hundred one dollars and eighty-eight cents (CDN.)' ($601.88) applicable to the Commitment Fee. These Guarantee Fees and Commitment Fees, which must be remitted to GQ upon acceptance of the present Offer, will not be refundable under any circumstances, in whole or in part.

         The cashing of the Guarantee Fees or of the Commitment Fees does not confer any right on the Company and in no way obliges GQ to put into effect all or any part of the Guarantee, these rights and obligations being only created to the extent that the terms and conditions indicated in the present Offer are met.

         For information purposes, GQ possesses the GST registration number 142625136 RT with respect to the federal government and the QST registration number 1021665521 TQ 0001 with respect to the Quebec government.

8.       GUARANTEES

         For purposes of the present Offer intervene:

         Mr Terence Byrne, 489 Grosvenor, Westmount, Quebec H3Y 2S5 - and - Mr. Louis Muro, 374 Oliver Street, Westmount, Quebec H3Z 3C9, stipulating jointly and severally (hereinafter designated collectively as the "Intervenors".

         The Intervenors declare that they are shareholders or Directors of the Company, that they have been made aware of the contents of the present Offer, its terms, conditions and application, that they understand its implications and that they are satisfied.

         The Intervenors declare that it is to their advantage that the GQ Loan Guarantee be conferred upon the Company.

         The Company and the Intervenors declare that the Intervenors are shareholders of the Company or that they maintain close and continuous business relations with the Company.

         The Intervenors, as joint and several guarantors, hereby guarantee to GQ, the repayment of all sums which GQ might have to pay to the Lender under the terms of the guarantee in the event of the non-respect by the Company of its obligations to provide to GQ, as produced or as received, all tax filings, Notices of Assessment, as well as any correspondence related to Tax Credits, or its obligation to apply any cheque or amount received as Tax Credits to the reduction of the balance of the Loan.

         The Intervenors, as joint and several guarantors, hereby guarantee to GQ the repayment of any sum which GQ might have paid to the Lender under the terms of the Loan Guarantee, up to the amount of any portion of Tax Credits refunded or credited which might have been withheld by the federal and provincial government against payment of obligations by the Company to those governments. (offsets...substantial rewording required to translate the meaning of the paragraph from French into English)'

         The Intervenors will be considered and will find themselves in the same situation as the Company, and they expressly renounce all requests for payment, claims, protests and notices of same as well as all notices of default and they also renounce any benefits of division and discussion.

         Notwithstanding Article 2363 of the QUEBEC CIVIL CODE, the Intervenors respectively agree that their above-mentioned obligations toward GQ will continue beyond the term of their functions within the Company, unless they each substitute, following their MANDATE (translated in terms of meaning rather than words insofar as there is no easy English equivalent of the sentence and grammatical structure)', a successor acceptable to GQ.

GARANTIE-QUEBEC


By:    (Sgd:  Claude B. Proulx)        By:    (Sgd:  Jean-Charles Vincent)

   Claude B. Proulx, Portfolio Manager    Jean-Charles Vincent, Regional Manager

Date:  June 9, 1999
       ------------

CERTAIN ANNOTATIONS AND EXPLANATIONS MAY HAVE BEEN ADDED BY MANAGEMENT TO ENHANCE CLARITY. SEE THE FOLLOWING CHARACTER FOR SUCH ADDITIONS (' " "). SOME PUNCTUATION MAY HAVE BEEN MODIFIED IN RECOGNITION OF CERTAIN DIFFERENCES BETWEEN FRENCH AND ENGLISH GRAMMAR.

                            ACCEPTANCE BY THE COMPANY

After having become knowledgable of the terms and conditions of the present Offer, we accept the present Offer of a Loan Guarantee and we attach a cheque in the amount of (CDN.)' ($23,626.88) in payment of the Guarantee Fees, (CDN.)' ($15,000) and the Commitment Fees ($7,500), the GST ($5250), QST ($601.88)
mentioned above.


TIREX CANADA R&D INC.

By:   (Sgd: Terence C. Byrne)                               Date:  June 10, 1999
    Terence C. Byrne, President                                    -------------
         [Name of signatory]



GUARANTEES

After having read the present Offer of a Loan Guarantee, its terms and conditions, the Intervenors declare in understanding its implications, that they are satisfied and consent to their respective personal commitment enunciated in
Article 8.

      (Sgd: Terence C. Byrne)                               Date:  June 10, 1999
    Terence C. Byrne, President                                    -------------
         [Name of signatory]

         (Sgd:  Louis Muro)                                 Date:  June 10, 1999
             Louis Muro                                            -------------
         [Name of signatory]